This Note has not been registered under the
Securities Act of 1933, as amended, and may be
offered and sold only if so registered or, in
the opinion of counsel acceptable to
the Company, an exemption from
registration is available.

COMPRESSCO, INC.

13% SUBORDINATED PROMISSORY NOTE
December 22, 2000 $__________	Note No. 13-A-_____

          For value received, Compressco, Inc., a Delaware corporation (the "Company"), hereby promises to pay to _______________________ (the "Holder"), or registered assigns, the principal sum of _________________________________________ ($__________), on the dates specified herein, with interest as specified herein.

          This Note is subject to the following additional provisions, terms and conditions:

ARTICLE 1.	DEFINITIONS.

                    Section 1.1     Certain Definitions.

                    "Applicable Rate" means 13% per annum.

                    "Debt" with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture, letter of credit or similar instrument (including a purchase money obligation) representing extensions of credit whether or not representing obligations for borrowed money or (C) for the payment of money relating to a capitalized lease obligation or other obligation relating to the deferred purchase price of any property or services (other than property or services purchased on ordinary trade terms therefor); (ii) any liability of others of the kind described in the preceding clause (i) to the extent that the Person has guaranteed same or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions, replacements, refinancings and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

                    "Default Rate" means 14% per annum.

                    "Holder" has the meaning given to such term in the first paragraph of this Note.

                    "Interest Payment Date" means each March 31, June 30, September 30 and December 31, commencing March 31, 2001.

                    "Maximum Rate" means the maximum nonusurious interest rate permitted under applicable law.

                    "Note" means this Subordinated Promissory Note made by the Company payable to the Holder, together with all amendments and supplements hereto, all substitutions and replacements herefore, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

                    "Notes" means this Note, together with all amendments and supplements hereto, all substitutions and replacements herefore, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

                    "Person": any corporation, individual, partnership (limited or general), limited liability company, governmental body or other entity.

                    "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of December 22, 2000, by and among the Company and the Purchasers named therein, as such may be amended, supplemented, restated or otherwise modified from time to time.

                    "Senior Debt" at any date, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Debt of the Company whether outstanding on the date of original issuance of this Note or hereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to this Note. Notwithstanding the foregoing, Senior Debt shall not include: (i) Debt evidenced by this Note or other Notes of the same series as this Note; and (ii) Debt of the Company to a subsidiary or other affiliate of the Company or to the principal shareholders of the Company, the principal shareholders of affiliates of the Company and their respective affiliates.

                    Section 1.2     Incorporated Definitions. Capitalized terms used in this Note and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

ARTICLE 2.	BASIC TERMS.

                    Section 2.1     Identification. This Note is one of the Notes referred to in the Purchase Agreement and is entitled to the benefits thereof, including, but not limited to, Article 8 thereof, which sets forth certain Events of Default and remedies.

                    Section 2.2     Principal.

                    (a)     Scheduled Repayment. The principal of this Note shall be due and payable upon the earlier of (i) the date of the closing of an underwritten public offering of the Company's equity interests following the date hereof and (ii) December 31, 2003 (the "Maturity Date").

                    (b)     Optional Prepayment. The Company may at any time and from time to time prepay all or any part of the unpaid principal balance of this Note without premium or penalty. All optional prepayments shall be accompanied by all accrued interest on the principal amount being prepaid to the date of prepayment and all partial prepayments shall be in the amount of $10,000 of principal or more.

                    Section 2.3     Interest.

                         (a)     The Company agrees to pay interest in respect of the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Applicable Rate and the Maximum Rate. Notwithstanding the preceding sentence, the Company agrees to pay interest in respect of overdue principal, and, to the extent permitted by law, overdue interest, at a rate per annum equal to the lesser of the Default Rate and the Maximum Rate.

                         (b)     Interest on the principal of this Note shall be due and payable (i) on each Interest Payment Date and the Maturity Date, (ii) upon the payment or prepayment, in full or in part, of any of the principal of this Note, (iii) at the maturity of this Note (whether by acceleration or otherwise), and (iv) after maturity (whether by acceleration or otherwise), on demand.

                         (c)     All computations of interest, both before and after maturity, shall be made on the basis of a year of 365 days (or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                    Section 2.4     Payments in General. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. Each payment received by the Holder shall be applied first to late charges and collection expenses, if any, then to the payment of accrued but unpaid interest hereunder, and then to the reduction of the unpaid principal balance hereof.

                    Section 2.5     Surrender of Note on Payment. Upon any partial prepayment of this Note, this Note may, at the option of the Holder or if requested by the Company, and shall, as a condition to transfer, be surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, or made available to the Company for notation thereon of the portion of the principal and interest so prepaid. In case the entire principal amount of this Note is prepaid, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

                    Section 2.6     Subordination. The Company agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, that the payment of the principal of and interest on this Note is expressly subordinated to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of all Senior Debt.

          Upon any payment or distribution of the assets of the Company in connection with any dissolution, winding up, total or partial liquidation or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise) ("Liquidation"), the holders of all Senior Debt shall first be entitled to receive payment in full in cash (or, if accepted voluntarily by such holders, in other property or securities) in accordance with the terms of such Senior Debt of the principal thereof (and premium, if any) and the interest due thereon before the Holder shall be entitled to receive any payment upon the principal or interest on indebtedness evidenced by this Note; and, upon any Liquidation, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities (other than shares of capital stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided herein, to the indefeasible payment in full of all Senior Debt, which may at the time be outstanding and which are provided for by a plan of reorganization or readjustment which does not alter the rights of the holders of Senior Debt, which may at the time be outstanding ("Distributable Securities")), to which the Holder would be entitled, except for the provisions of this section, shall be made by the liquidating trustee in bankruptcy, a receiver or liquidating trustee or otherwise, direct to the holders of Senior Debt, or their representatives or trustees under any indenture under which such instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any), and interest on the Senior Debt held or represented by each, to the extent necessary to pay in full in cash (or, if accepted voluntarily by such holders, in other property or securities) all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          If, notwithstanding the foregoing, upon any such Liquidation, any payment, or distribution of assets of the Company of any kind or character, whether in cash, property, or securities (other than Distributable Securities) shall be received by the Holder before all Senior Debt is paid in full, such payment or distribution shall be paid over in the form received to the holders of such Senior Debt, or their representatives or the trustee under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all of such Senior Debt shall have been paid in full in cash, after giving effect to the concurrent payment or distribution to the holders of any of such Senior Debt.

          The Holder will not accelerate the maturity of any obligations under this Note or institute any proceedings or seek any other remedy allowed at law or in equity to enforce payment of this Note prior to the acceleration of all outstanding Senior Debt; provided, however, that if for any reason the acceleration of any Senior Debt is rescinded, the acceleration of the maturity of this Note will be automatically rescinded contemporaneously therewith irrespective of any action or failure to act of Holder.

          Each perfected security interest in any property of the Company in favor of or held for the benefit of any holder of the Senior Debt has and shall have priority over any security interest that Holder has or may hereafter acquire in and to such property as security for this Note, notwithstanding any statement or provision contained in any documents which purport to grant a security interest to Holder as security for this Note to the contrary and irrespective of the time or order of filing or recording of any documents or instruments or the laws or regulations ordinarily governing such priorities.

          Upon the payment in full in cash (or, if accepted voluntarily by such holders, in other property or securities) of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until this Note shall have been paid in full in cash and none of the payments or distributions to the holders of Senior Debt to which the Holder would be entitled except for the subordination provisions of this Note or the payments over, pursuant to the subordination provisions of this Note, to the holders of the Senior Debt by the Holder shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Holder; it being understood that the subordination provisions of this Note are intended solely for the purpose of defining the relative rights of the Holder on the one hand, and the holders of Senior Debt on the other hand, and nothing contained in the subordination provisions or elsewhere in this Note is intended to or shall impair the obligation of the Company to pay to the Holder the principal and interest on this Note as and when the same shall become due and payable in accordance with its terms unless there has been a default under or breach of the terms of any Senior Debt or to affect the relative rights of the Holder and the creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject expressly to the other provisions of this Section 2.6 relating to a default on any Senior Debt or Liquidation proceedings or other events, actions or circumstances adversely affecting the rights of the Holder relative to the rights of the Senior Debt holders.

          Subject expressly to the other provisions of this Section 2.6, nothing contained herein shall prevent the Company, at any time, except during the pendency of any Liquidation proceedings herein referred to, from making payments to the Holder at any time of the principal of or interest on this Note in accordance with the payment provisions herein; provided, however, that no such payment shall be made at any time if as a result thereof the Company immediately thereafter shall be in default under any of its obligations with respect with respect to Senior Debt, whether or not any default might have existed prior thereto.

          Following the occurrence of any default on Senior Debt which is thereafter cured or waived prior to the acceleration of Senior Debt by the holders thereof, then such overdue principal and premium, if any, and interest on the Senior Debt shall first be paid, in full, or such payment shall have been duly provided for, before any payment, by means of redemptions or purchases, or otherwise on account of principal or interest is made upon this Note.

          If the Holder shall receive any payment on this Note which it is not entitled to receive under the above paragraphs, the Holder will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over such payment to the holders of Senior Debt in the form received to be applied on the Senior Debt.

          No payment on account of principal of, premium (if any) or interest on, or fees, expenses or other amounts whatsoever in connection with, the Note will be made by the Company or accepted by Holder at any time unless (a) at the time of such payment, or immediately after giving effect thereto, no default under the terms of any of the Senior Debt will have occurred and be continuing, and (b) such payment will not result in a breach or violation of any provision of any loan agreement or other document securing payment of, or governing the terms of payment of, the Senior Debt.

          No act, failure to act or noncompliance of the Company with respect to any of the provisions of this Note shall prejudice or impair in any way the right of any holder of Senior Debt to the benefit of the subordination provisions hereof, irrespective of any knowledge or notice which such holder may have.

          The Holder, by acceptance hereof, shall undertake and agree for the benefit of each holder of Senior Debt to execute, certify, deliver, and file any proofs of claim, consents, assignments or other instruments which any holder of Senior Debt may at any time require in order to prove and realize upon any rights or claims pertaining to this Note and to effectuate the full benefits of the subordination contained herein; and upon failure of the Holder so to do, any such holder of Senior Debt shall be irrevocably appointed the agent and attorney-in-fact of the Holder to execute, verify, deliver, and file any such proofs of claim, consents, assignments, or other instruments.

          The Holder hereby acknowledges that as of the date hereof, Hibernia National Bank is the holder of certain Senior Debt. The Holder agrees to provide notice to Hibernia National Bank, 313 Carondelet Street, New Orleans, LA 70130, Attention: Asset Based Lending Department, of the occurrence of any default under this Note within ten (10) days of the occurrence of same.

ARTICLE 3.	MISCELLANEOUS.

                    Section 3.1     Amendment. This Note may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument that satisfies the requirements of Section 9.2 of the Purchase Agreement.

                    Section 3.2     Successors and Assigns.

                         (a)     The rights and obligations of the Company and the Holder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and the Holder, and their respective permitted successors and assigns.

                         (b)     The Holder may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Note or any portion hereof or any rights or obligations hereunder except in compliance with Section 9.5 of the Purchase Agreement, which contains certain restrictions on the transferability hereof.

                         (c)     The registered owner of this Note may be treated as the owner of it for all purposes.

                    Section 3.3     Governing Law. This Note and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to conflict of laws rules or choice of laws rules thereof.

                    Section 3.4     Waivers. Except as may be otherwise provided herein, the Company, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

                    Section 3.5     No Waiver by Holder. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                    Section 3.6     Limitation on Interest. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Company and the Holder.

                    EXECUTED as of the date first written above.

COMPRESSCO, INC.
By:	__________________________________ Brooks Mims Talton Chief Executive Officer

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